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                                                                   Exhibit 11(c)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the use of our reports dated February 15, 1999, and to all references to our Firm included in or made a part of this registration statement on Form N-1A of Security Capital Real Estate Mutual Funds Incorporated (comprised of Security Capital U.S. Real Estate Shares and Security Capital European Real Estate Shares).


                                     /s/ Arthur Andersen LLP
                                     ARTHUR ANDERSEN LLP


Chicago, Illinois
April 29, 1999